Exhibit 99.1

EverQuote Announces First Quarter 2026 Financial Results

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Grows Q1 revenue 15% year-over-year to $190.9 million
•
Delivers net income of $18.7 million
•
Drives record Adjusted EBITDA of $29.3 million, marking growth of 30% year-over-year
•
Exceeds guidance across all metrics
•
Provides Q2 outlook reflecting 21% revenue growth at the midpoint

CAMBRIDGE, Mass., May 4, 2026 -- EverQuote, Inc. (Nasdaq: EVER), a leading provider of growth solutions for property and casualty, or P&C, insurance providers, today announced financial results for the first quarter ended March 31, 2026.

“Our first quarter results demonstrate our strong performance and favorable sector demand as we execute our mission to empower P&C insurance providers to grow market share by maximizing customer acquisition across digital channels,” said Jayme Mendal, CEO of EverQuote. “As we look to the remainder of the year, we see significant opportunities to build on our AI heritage to bring new, incremental value to customers and expand our long-term growth opportunities.”

First Quarter 2026 Highlights:

(Unless otherwise noted, all comparisons are relative to the first quarter of 2025).

•
Total revenue grew 15% to $190.9 million. Revenue from the Company’s automotive insurance vertical was $172.4 million and revenue from the home and renters insurance vertical was $18.5 million, marking growth of 13% and 33%, respectively.
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Variable Marketing Dollars were $55.9 million, compared to $46.9 million.
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GAAP net income increased to $18.7 million, compared to $8.0 million.
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Adjusted EBITDA grew 30% to $29.3 million, compared to $22.5 million.
•
Operating cash flow increased to $29.6 million, compared to $23.3 million.
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The Company ended the first quarter 2026 with $178.5 million in cash and cash equivalents and no outstanding debt.
•
During the quarter, the Company repurchased 1.1 million shares of its common stock for approximately $19.9 million.

“We reported an impressive first quarter with strong revenue growth, record levels of Adjusted EBITDA and record operating cash flow. Our AI-powered solutions are enabling us to continue to drive greater value for carriers and agents while delivering operational leverage and efficiency,” said Joseph Sanborn, CFO and Chief Administrative Officer of EverQuote. “We remain committed to our previously-stated goal of achieving $1 billion in annual revenues in 2-3 years with ongoing strong cash flow generation and year-on-year Adjusted EBITDA growth. At the same time, we are investing in our AI and growth initiatives to propel the business long-term.”

Second Quarter 2026 Outlook:

•
Revenue of $185.0 – $195.0 million, representing 21% year-over-year growth at the midpoint.
•
Variable Marketing Dollars of $55.0 – $57.0 million, representing 23% year-over-year growth at the midpoint.
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Adjusted EBITDA of $28.0 – $30.0 million, representing 32% year-over-year growth at the midpoint.

With respect to the Company’s expectations under “Second Quarter 2026 Outlook” above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, legal settlement expense, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its first quarter 2026 financial results at 4:30 p.m. Eastern Time today, May 4, 2026 and supporting slides will be available at https://investors.everquote.com. To access the conference call, dial Toll Free: +1 (800) 715-9871 for the US, or +1 (646) 307-1963 for international callers, and provide conference ID 161347139. The live webcast and replay will be available on the Investors section of the Company’s website at https://investors.everquote.com.

Safe Harbor Statement

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, including our plans to invest in new artificial intelligence, or AI, products and platforms both internally and externally, and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “will,” “would” or “continues,” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, liquidity and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ include, without limitation, the following: (1) our dependence on revenue from the property and casualty, or P&C, insurance industries, and specifically automotive insurance, and exposure to risks related to those industries; (2) our dependence on our relationships with insurance providers with no long-term minimum financial commitments and furthermore, our reliance on a small number of insurance providers for a significant portion of our revenue; (3) adverse conditions in the insurance markets, as well as the general economy; (4) our dependence on third-party media sources for a significant portion of visitors to our websites and marketplace; (5) our ability to attract consumers to our websites and marketplace; (6) our ability to market to consumers or collect, share and use data derived from consumer activities; (7) risks related to cybersecurity incidents or other network disruptions; (8) risks related to the use of AI; (9) our ability to develop new and enhanced products and services and to successfully monetize them; (10) the impact of competition in our industry and innovation by our competitors; (11) our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business, including with respect to the insurance industry, telemarketing restrictions and data privacy requirements; and (12) our ability to protect our intellectual property rights and maintain and build our brand. A further list and description of risks, uncertainties and assumptions that could cause or contribute to differences in our future results include the cautionary statements described in Part I,

Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent periodic filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

About EverQuote

EverQuote (Nasdaq: EVER) is a leading AI-powered growth solutions partner for regulated property and casualty insurance entities, enabling the largest insurance carriers and thousands of agents to maximize customer acquisition across digital channels. Fueled by our proprietary data assets and our AI traffic engine, EverQuote is transforming the way providers attract and engage consumers to grow market share. To learn more visit investors.everquote.com.

Investor Relations Contact

Sara Buda

EverQuote

sara.buda@everquote.com

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2026	2025
	(in thousands except per share)
Revenue	$190,852	$166,632
Cost and operating expenses(1):
Cost of revenue	4,265	5,380
Sales and marketing	145,412	129,430
Research and development	8,548	7,485
General and administrative	9,211	8,440
Legal settlement	—	7,900
Total cost and operating expenses	167,436	158,635
Income from operations	23,416	7,997
Other income (expense):
Interest income	961	708
Other income (expense), net	(13)	(31)
Total other income, net	948	677
Income before income taxes	24,364	8,674
Income tax expense	(5,691)	(684)
Net income	$18,673	$7,990
Net income per share:
Basic	$0.52	$0.22
Diluted	$0.51	$0.21
Weighted average common shares outstanding, basic and diluted:
Basic	35,947	35,879
Diluted	36,942	37,667

(1) Amounts include stock-based compensation expense, as follows:
	Three Months Ended March 31,
	2026	2025
	(in thousands)
Cost of revenue	$30	$9
Sales and marketing	1,280	1,565
Research and development	1,434	1,370
General and administrative	2,397	2,476
	$5,141	$5,420

EVERQUOTE, INC.

BALANCE SHEET DATA

	March 31,	December 31,
	2026	2025
	(in thousands)
Cash and cash equivalents	$178,492	$171,379
Working capital	175,211	169,067
Total assets	323,972	326,913
Total liabilities	83,105	88,873
Total stockholders' equity	240,867	238,040

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Cash flows from operating activities:
Net income	$18,673	$7,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	785	1,221
Stock-based compensation expense	5,141	5,420
Deferred taxes	4,084	—
Unrealized foreign currency transaction (gains) losses	(34)	35
Changes in operating assets and liabilities:
Accounts receivable	3,366	(457)
Prepaid expenses and other current assets	2,966	496
Commissions receivable, current and non-current	—	1,014
Operating lease right-of-use assets	298	267
Accounts payable	(8,598)	(2,765)
Accrued expenses and other current liabilities	3,111	10,018
Deferred revenue	111	335
Operating lease liabilities	(305)	(268)
Net cash provided by operating activities	29,598	23,306
Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(1,535)	(1,133)
Net cash used in investing activities	(1,535)	(1,133)
Cash flows from financing activities:
Proceeds from exercise of stock options	63	1,962
Repurchase of common stock	(19,851)	—
Tax withholding payments related to net share settlement	(1,147)	(1,293)
Net cash provided by (used in) financing activities	(20,935)	669
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15)	10
Net increase in cash, cash equivalents and restricted cash	7,113	22,852
Cash, cash equivalents and restricted cash at beginning of period	171,379	102,116
Cash, cash equivalents and restricted cash at end of period	$178,492	$124,968

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended March 31,		Change
	2026	2025	%
	(in thousands)
Automotive	$172,386	$152,715	12.9%
Home and renters	18,466	13,904	32.8%
Other	—	13	-100.0%
Total revenue	$190,852	$166,632	14.5%

Other financial and non-financial metrics:

	Three Months Ended March 31,		Change
	2026	2025	%
	(in thousands)
Income from operations	$23,416	$7,997	192.8%
Net income	$18,673	$7,990	133.7%
Variable marketing dollars	$55,898	$46,860	19.3%
Adjusted EBITDA(1)	$29,329	$22,507	30.3%

(1) Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines Adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; legal settlement expense; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents Adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses Adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of Adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP:

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net income	$18,673	$7,990
Stock-based compensation	5,141	5,420
Depreciation and amortization	785	1,221
Legal settlement	—	7,900
Interest income	(961)	(708)
Income taxes	5,691	684
Adjusted EBITDA	$29,329	$22,507